UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024

(Address of Principal Executive Offices)

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(310) 996-8704

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.	Financial Statements and Exhibits.

Paladin Realty Income Properties, Inc. (the “Company”) previously filed a Current Report on Form 8-K on March 16, 2012 reporting its intention to loan DT Stone Ridge, LLC $3,500,000 to satisfy the outstanding loan to C-III Asset Management. The loan closed on April 5, 2012. The Company is filing this Current Report on Form 8-K/A to file certain documents related to the Company’s loan to DT Stone Ridge, LLC.

(d) Exhibits

10.1	Mortgage and Security Agreement, dated April 5, 2012, by DT Stone Ridge, LLC, as mortgage, and PRIP Stone Ridge, LLC, as mortgagee.

10.2	Assignment of Leases and Rents by DT Stone Ridge, LLC, as assignor to PRIP Stone Ridge, LLC, as assignee, dated April 5, 2012.

10.3	Promissory Note by DT Stone Ridge, LLC in favor of PRIP Stone Ridge, LLC dated April 5, 2012.

10.4	Guaranty of Recourse Obligations of Borrower dated April 5, 2012 for the benefit of PRIP Stone Ridge, LLC.

10.5	Environmental Indemnity Agreement by DT Stone Ridge, LLC and DT Columbia SC Management LLC in favor of PRIP Stone Ridge, LLC dated April 5, 2012.

10.6	Assignment of Management Agreement and Subordination of Management Fees by DT Stone Ridge, LLC for the benefit of PRIP Stone Ridge, LLC dated April 5, 2012.

10.7	Assignment of Agreements, Permits and Contracts dated April 5, 2012 by DT Stone Ridge, LLC to PRIP Stone Ridge, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Dated: April 17, 2012

By:  /s/ James R. Worms

Name:  James R. Worms

Title:  Chairman and Chief Executive Officer